EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS THIRD QUARTER 2022 RESULTS

Third Quarter Results
•Net income of $50.2 million, $1.32 per diluted common share
•Net interest income of $124.3 million, a quarterly increase of $14.7 million, or 13%
•Net interest margin of 4.10%
•Pre-provision return on average assets1 of 1.96%
•Total loans2 of $9.3 billion, a quarterly increase of $122.0 million, or 5% annualized
•Increased quarterly dividend $0.01 to $0.24 per common share for the fourth quarter

St. Louis, Mo. October 24, 2022 – Jim Lally, President and Chief Executive Officer of Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”), said today upon the release of EFSC’s third quarter earnings, “Our results for the third quarter continued the momentum we established early in the year and reflects the strength of our diversified franchise. We grew loans, maintained liquidity, expanded net interest income, and reported near record earnings. We continue to be pleased with the credit quality of our loan portfolio and our solid capital position. We believe we are well positioned to finish the year with strong performance.”

Highlights
Comparisons to the prior year are impacted by the acquisition of First Choice Bancorp (“First Choice” or “FCBP”) in the third quarter of 2021.

•Earnings - Net income in the third quarter 2022 was $50.2 million, an increase of $5.1 million compared to the linked quarter and an increase of $36.3 million from the prior year quarter. Earnings per share (“EPS”) was $1.32 per diluted common share for the third quarter 2022, compared to $1.19 and $0.38 per diluted common share for the linked and prior year quarters, respectively.

•Pre-provision net revenue1 (“PPNR”) - PPNR of $64.9 million in the third quarter 2022 increased $6.5 million and $8.8 million from the linked and prior year quarters, respectively. The increase from both the linked and prior year quarters was primarily due to an increase in operating revenue, partially offset by an increase in noninterest expense. The increase compared to the prior year quarter was also partially attributed to the First Choice acquisition.

•Net interest income and net interest margin (“NIM”) - Net interest income of $124.3 million for the third quarter 2022 increased $14.7 million and $27.0 million from the linked and prior year quarters, respectively. NIM was 4.10% for the third quarter 2022, compared to 3.55% and 3.40% for the linked and prior year quarters, respectively. Net interest income and NIM benefited from higher average loan and investment balances and expanding yields on earning assets, partially offset by higher deposit costs and a decline in average interest-earning cash.

1 Pre-provision return on average assets and pre-provision net revenue are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.
2 Excludes PPP loans, which totaled $13.2 million at September 30, 2022.

•Noninterest income - Noninterest income of $9.5 million for the third quarter 2022 decreased $4.7 million and $8.2 million from the linked and prior year quarters, respectively. The decline from both the linked and prior year quarters was primarily due to a decrease in tax credit income and card service revenue. The increase in market interest rates in the quarter reduced tax credit income due to the impact on tax credit projects carried at fair value. Card services revenue declined due to the Durbin Amendment cap on debit card income that became effective July 1, 2022 and reduced card services revenue by approximately $1.0 million in the third quarter.

•Loans - Total loans increased $85.8 million from the linked quarter to $9.4 billion as of September 30, 2022. PPP loans declined $36.0 million to $13.2 million. Excluding PPP loans, loans grew $121.8 million, or 5%, on an annualized basis from the linked quarter. Loans excluding PPP have increased 7% on a year-to-date basis. Average loans totaled $9.2 billion for the quarter ended September 30, 2022, compared to $9.1 billion and $8.7 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to total loans was 1.50% at September 30, 2022, compared to 1.52% at June 30, 2022 and 1.67% at September 30, 2021. Nonperforming assets to total assets was 0.14% at September 30, 2022, compared to 0.16% and 0.35% at June 30, 2022 and September 30, 2021, respectively. A provision for credit losses of $0.7 million was recorded in the third quarter 2022 due to loan growth and changes in the macroeconomic forecasts, partially offset by a shift in the risk composition of the loan portfolio.

•Deposits - Total deposits decreased $35.0 million from the linked quarter to $11.1 billion as of September 30, 2022. Average deposits totaled $11.2 billion for the quarter ended September 30, 2022, compared to $11.5 billion and $10.3 billion for the linked and prior year quarters, respectively. At September 30, 2022, noninterest-bearing deposit accounts represented 42.0% of total deposits, and the loan to deposit ratio was 84.6%.

•Capital - Total shareholders’ equity was $1.4 billion and the tangible common equity to tangible assets ratio3 was 7.9% at September 30, 2022, compared to 7.8% at June 30, 2022. Tangible common equity was impacted in the third quarter 2022 by a $45.3 million decrease in the tax-effected fair value of the available-for-sale investment portfolio that reduced accumulated other comprehensive income. This decrease was partially offset by the undistributed earnings in the third quarter 2022. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.2% and a total risk-based capital ratio of 13.2% as of September 30, 2022. The Company’s common equity tier 1 ratio and total risk-based capital ratio was 11.0% and 14.2%, respectively, at September 30, 2022.

The Company’s Board of Directors approved a quarterly dividend of $0.24 per common share, payable on December 30, 2022 to shareholders of record as of December 15, 2022, an increase of $0.01, or 4%, compared to the third quarter 2022. The Board of Directors also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) September 15, 2022 to (but excluding) December 15, 2022. The dividend will be payable on December 15, 2022 to shareholders of record on November 30, 2022.

3 Tangible common equity to tangible assets ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	September 30, 2022			June 30, 2022			September 30, 2021
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$9,230,738	$118,642	5.10%	$9,109,131	$102,328	4.51%	$8,666,353	$94,465	4.32%
Securities[2]	2,202,255	14,717	2.65	2,068,119	12,944	2.51	1,594,938	9,583	2.38
Interest-earning deposits	765,258	4,190	2.17	1,401,961	2,496	0.71	1,251,988	480	0.15
Total interest-earning assets	12,198,251	137,549	4.47	12,579,211	117,768	3.76	11,513,279	104,528	3.60

Noninterest-earning assets	959,870			949,263			821,279

Total assets	$13,158,121			$13,528,474			$12,334,558

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,200,619	$1,707	0.31%	$2,329,431	$659	0.11%	$2,228,466	$459	0.08%
Money market accounts	2,791,822	6,067	0.86	2,767,595	2,270	0.33	2,675,405	1,294	0.19
Savings	828,747	69	0.03	854,860	70	0.03	747,927	61	0.03
Certificates of deposit	554,987	844	0.60	591,091	851	0.58	604,594	927	0.61
Total interest-bearing deposits	6,376,175	8,687	0.54	6,542,977	3,850	0.24	6,256,392	2,741	0.17
Subordinated debentures	155,225	2,313	5.91	155,092	2,257	5.84	204,011	2,855	5.55
FHLB advances	25,543	103	1.60	50,000	197	1.58	89,457	211	0.94
Securities sold under agreements to repurchase	198,027	123	0.25	202,536	41	0.08	216,403	58	0.11
Other borrowings	19,984	179	3.55	21,414	111	2.08	25,699	90	1.39
Total interest-bearing liabilities	6,774,954	11,405	0.67	6,972,019	6,456	0.37	6,791,962	5,955	0.35

Noninterest-bearing liabilities:
Demand deposits	4,778,720			4,987,455			4,040,761
Other liabilities	109,943			94,733			107,739
Total liabilities	11,663,617			12,054,207			10,940,462
Shareholders' equity	1,494,504			1,474,267			1,394,096
Total liabilities and shareholders' equity	$13,158,121			$13,528,474			$12,334,558

Total net interest income		$126,144			$111,312			$98,573
Net interest margin			4.10%			3.55%			3.40%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $3.6 million, $4.2 million, and $6.5 million for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a 25.2% tax rate. The tax-equivalent adjustments were $1.9 million, $1.7 million, and $1.3 million for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively.

Net interest income for the third quarter was $124.3 million, an increase of $14.7 million from the linked quarter and an increase of $27.0 million from the prior year period. Interest income increased during the quarter due to higher loan and investment balances combined with an increase in market interest rates. The effective federal funds rate for the third quarter 2022 was 2.20%, an increase of 144 basis points, compared to the linked quarter, and a 211 basis point increase over the prior year quarter. Excess liquidity was redeployed into the investment portfolio which, combined with higher average loan balances, benefited the earning-asset mix. The increase in interest income was partially offset by higher interest expense on the deposit portfolio due to higher costs.

The earning asset yield was 4.47% in the third quarter 2022, an increase of 71 basis points compared to the linked quarter. The average loan yield was 5.10% in the third quarter 2022, an increase of 59 basis points from the linked quarter. The average loan yield increased due to the repricing of variable-rate loans and the origination of new loans at an average rate of 5.68%. Approximately 20% of the variable-rate loan portfolio reprices on the first day of each quarter and thus, interest income in the period did not benefit from the current quarter’s rate movement. These loans will reset early in the fourth quarter.

The average investment yield was 2.65%, an increase of 14 basis points from the linked quarter. The investment yield increased due to the purchase of new investments at higher yields due to the expansion of the investment portfolio and the reinvestment of cash flows at higher interest rates. Investments purchased in the third quarter 2022 had a tax equivalent average yield of 3.68%.

The interest-bearing liability yield was 0.67% in the third quarter 2022, an increase of 30 basis points compared to the linked quarter. The average cost of interest-bearing deposits was 0.54% in the third quarter 2022, an increase of 30 basis points over the linked quarter. The increase was primarily due to higher rates paid on commercial money market accounts, which increased 53 basis points to 0.86% in the third quarter 2022. While deposit rates have increased, the pace of increase has continued to lag the increase in loan rates, resulting in a positive impact on our NIM. The total cost of deposits, including noninterest-bearing demand accounts, was 31 basis points during the third quarter 2022.

NIM, on a tax equivalent basis, was 4.10% in the third quarter 2022, an increase of 55 basis points from the linked quarter and an increase of 70 basis points from the prior year quarter, as changing interest rates had a greater impact on assets with variable interest rates than on deposit costs.

Loans
The following table presents total loans for the most recent five quarters:

	Quarter ended
($ in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
C&I	$1,842,510	$1,702,081	$1,498,151	$1,538,155	$1,458,078
CRE investor owned	2,106,458	1,977,806	1,982,645	1,955,087	1,935,284
CRE owner occupied	1,133,467	1,118,895	1,138,106	1,112,463	1,163,236
SBA loans*	1,269,065	1,284,279	1,249,929	1,241,449	1,199,758
Sponsor finance*	650,102	647,180	641,476	508,469	454,431
Life insurance premium financing*	717,773	688,035	636,096	593,562	572,492
Tax credits*	507,681	550,662	518,020	486,881	462,168
SBA PPP loans	13,165	49,175	134,084	271,958	438,959
Residential real estate	381,634	391,867	410,173	430,985	519,859
Construction and land development	513,452	626,577	610,830	625,526	652,227
Other	219,680	232,619	236,563	253,107	260,091
Total loans	$9,354,987	$9,269,176	$9,056,073	$9,017,642	$9,116,583

Total loan yield	5.10%	4.51%	4.34%	4.32%	4.32%
Variable interest rate loans to total loans	63%	64%	63%	63%	63%

*Specialty loan category

Loans totaled $9.4 billion at September 30, 2022, increasing $85.8 million, compared to the linked quarter. PPP loans declined $36.0 million in the third quarter 2022 to $13.2 million at September 30, 2022 as a result of continued loan forgiveness by the Small Business Administration (“SBA”). Excluding PPP loans, loans grew $121.8 million, or 5% on an annualized basis, from the linked quarter. The increase was driven primarily by C&I and CRE loans, partially offset by a decline in construction loans. Average line utilization was approximately 43% for the quarter ended September 30, 2022, compared to 44% and 38.2% for the linked and prior year quarters, respectively.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	Quarter ended
($ in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Nonperforming loans*	$18,184	$19,560	$21,160	$28,024	$41,554
Other real estate	269	955	1,459	3,493	3,493
Nonperforming assets*	$18,453	$20,515	$22,619	$31,517	$45,047

Nonperforming loans to total loans	0.19%	0.21%	0.23%	0.31%	0.46%
Nonperforming assets to total assets	0.14%	0.16%	0.17%	0.23%	0.35%
Allowance for credit losses to total loans	1.50%	1.52%	1.54%	1.61%	1.67%
Net charge-offs (recoveries)	$478	$(175)	$1,521	$3,263	$1,850

*Guaranteed balances excluded	$6,532	$6,063	$3,954	$6,481	$5,109

Nonperforming assets declined $2.1 million during the third quarter 2022 and $26.6 million from the prior year quarter. Net charge-offs to average loans were two basis points in the third quarter 2022, compared to one basis point of net recoveries in the linked quarter and eight basis points of net charge-offs in the prior year quarter. The

Company recorded a provision for credit losses of $0.7 million in both the linked and current quarters, compared to $19.7 million in the prior year quarter. The prior year quarter included a provision for credit losses of $23.9 million to establish the initial allowance for credit losses on certain First Choice acquired loans.

The allowance for credit losses to total loans was 1.50% at September 30, 2022, a decrease of two basis points from the linked quarter. Loan growth and a worsening economic forecast increased the allowance for credit losses during the quarter. This increase was partially offset by the improvement in credit quality and a shift in the composition of the loan portfolio to categories with lower reserve levels. Loan growth in the quarter primarily was in commercial real estate and C&I loans that have a lower reserve level, while construction loans with a higher reserve level declined.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	Quarter ended
($ in thousands)	September 30, 2022		June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Noninterest-bearing demand accounts	$4,642,539		$4,746,478	$4,881,043	$4,578,436	$4,375,713
Interest-bearing demand accounts	2,270,898		2,197,957	2,547,482	2,465,884	2,253,639
Money market and savings accounts	3,617,249		3,562,982	3,678,135	3,691,186	3,571,252
Brokered certificates of deposit	129,039		129,064	129,017	128,970	128,923
Other certificates of deposit	397,869		456,137	468,458	479,323	498,248
Total deposit portfolio	$11,057,594	$11,057,594	$11,092,618	$11,704,135	$11,343,799	$10,827,775

Noninterest-bearing deposits to total deposits	42.0%		42.8%	41.7%	40.4%	40.4%

Total deposits at September 30, 2022 were $11.1 billion, a decrease of $35.0 million from June 30, 2022, and an increase of $229.8 million from September 30, 2021. Noninterest-bearing deposits declined $103.9 million from the linked quarter, primarily due to a large commercial client outflow related to a company acquisition in the Kansas City market. The total cost of deposits was 0.31% for the current quarter, compared to 0.13% for the linked quarter and 0.11% for the prior year quarter.

Noninterest Income and Expense
The following tables present a comparative summary of the major components of noninterest income, other income, and noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2022	June 30, 2022	Increase (decrease)		September 30, 2021	Increase (decrease)
Deposit service charges	4,951	4,749	$202	4%	$4,520	$431	10%
Wealth management revenue	2,432	2,533	(101)	(4)%	2,573	(141)	(5)%
Card services revenue	2,652	3,514	(862)	(25)%	3,186	(534)	(17)%
Tax credit income (loss)	(3,625)	1,186	(4,811)	(406)%	3,325	(6,950)	(209)%
Other income	3,044	2,212	832	38%	4,015	(971)	(24)%
Total noninterest income	$9,454	$14,194	$(4,740)	(33)%	$17,619	$(8,165)	(46)%

Total noninterest income for the third quarter 2022 was $9.5 million, a decrease of $4.7 million from the linked quarter and a decrease of $8.2 million from the prior year quarter. The decrease from the linked and prior year quarters was primarily due to decreases in tax credit income and card services revenue. Rising interest rates reduced tax credit income due to the impact on tax credit projects carried at fair value. The rise in interest rates in the third quarter 2022 increased the discount rate used in the fair value of these projects, resulting in a lower fair value. The Durbin Amendment limits the amount of interchange income the Company can earn on debit card transactions. This limitation went into effect for the Company in the third quarter 2022 and reduced card services revenue.

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2022	June 30, 2022	Increase (decrease)		September 30, 2021	Increase (decrease)
BOLI	$769	$748	$21	3%	$739	$30	4%
Community development investments	170	193	(23)	(12)%	206	(36)	(17)%
Mortgage banking	45	43	2	5%	509	(464)	(91)%
Private equity fund distribution	64	240	(176)	(73)%	359	(295)	(82)%
Servicing fees	655	165	490	297%	887	(232)	(26)%
Swap fees	166	102	64	63%	43	123	286%
Miscellaneous income	1,175	721	454	63%	1,272	(97)	(8)%
Total other income	$3,044	$2,212	$832	38%	$4,015	$(971)	(24)%

Community development and private equity distributions included in other income are not consistent sources of income and fluctuate based on distributions from the underlying funds. Servicing fee income may also fluctuate based on prepayment experience and changes to the discount rate used in the valuation of the servicing rights. Mortgage banking revenue has declined since the prior year quarter due to higher interest rates that have reduced sales volume.

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2022	June 30, 2022	Increase (decrease)		September 30, 2021	Increase (decrease)
Employee compensation and benefits	$36,999	$36,028	$971	3%	$33,722	$3,277	10%
Occupancy	4,497	4,309	188	4%	4,496	1	—%
Branch closure expenses	—	—	—	—%	3,441	(3,441)	(100)%
Merger-related expenses	—	—	—	—%	14,671	(14,671)	(100)%
Other expense	27,347	25,087	2,260	9%	20,555	6,792	33%
Total noninterest expense	$68,843	$65,424	$3,419	5%	$76,885	$(8,042)	(10)%

Noninterest expense was $68.8 million for the third quarter 2022, compared to $65.4 million for the linked quarter, and $76.9 million for the prior year quarter. Employee compensation and benefits increased $1.0 million from the linked quarter due to an increase in full-time equivalent associates and higher performance-based incentive accruals. Other expense increased $2.3 million from the linked quarter primarily due to a $1.8 million increase in variable deposit costs in certain of the Company’s specialized deposit businesses that are impacted by higher interest rates. The decrease in noninterest expense of $8.0 million from the prior year quarter was primarily due to the merger costs from the First Choice acquisition and branch closure expenses recognized in the prior year quarter, offset by merit increases throughout 2021 and 2022 and an increase in variable deposit costs due to higher average balances and interest-rate trends.

For the third quarter 2022, the Company’s efficiency ratio was 51.5%, compared to 52.8% and 66.9% for the linked quarter and prior year quarter, respectively. The Company’s core efficiency ratio4 was 51.5% for the quarter ended September 30, 2022, compared to 52.8% for the linked quarter and 51.3% for the prior year quarter.
4 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Income Taxes
The Company’s effective tax rate was 22% for both the quarter ended September 30, 2022 and June 30, 2022, compared to 24% for the prior year quarter. The Company’s effective tax rate in the prior year quarter was higher due to certain non-deductible merger expenses.

Capital
The following table presents total equity and various EFSC capital ratios for the most recent five quarters:

	Quarter ended
Percent	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Shareholders’ equity	$1,446,218	$1,447,412	$1,473,177	$1,529,116	$1,439,635
Total risk-based capital to risk-weighted assets	14.2%	14.2%	14.4%	14.7%	14.5%
Tier 1 capital to risk weighted assets	12.6%	12.5%	12.7%	13.0%	12.2%
Common equity tier 1 capital to risk-weighted assets	11.0%	10.9%	11.0%	11.3%	11.2%
Tangible common equity to tangible assets	7.9%	7.8%	7.6%	8.1%	8.4%
Leverage ratio	10.4%	9.8%	9.6%	9.7%	9.7%

Total equity was $1.4 billion at September 30, 2022, a decrease of $1.2 million from the linked quarter. The decrease from the linked quarter was primarily due to a $44.7 million decline in accumulated other comprehensive income and $9.5 million in common and preferred dividends. These decreases were partially offset by current period net income of $50.2 million. The decline in accumulated other comprehensive income was due to a net fair value decline in the Company’s fixed-rate, available-for-sale investment portfolio from an increase in interest rates during the period. The Company’s tangible common book value per share was $26.62 at September 30, 2022, compared to $26.63 and $27.38 in the linked and prior year quarters, respectively.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, PPNR return on average assets (“PPNR ROAA”), financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, October 25, 2022. During the call, management will review the third quarter 2022 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-888-550-5279 (Conference ID #7004515). A recorded replay of the conference call will be available on the website approximately two hours after the call’s completion. Visit https://bit.ly/EFSC3Q2022 to register. The replay will be available for approximately two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $13.0 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of the First Choice acquisition and other acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions, including the First Choice acquisition, into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, changes in the method of determining LIBOR and the phase out of LIBOR, natural disasters, terrorist activities, war and geopolitical matters (including the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, including the COVID-19 pandemic, and their effects on economic and business environments in which we operate, including the ongoing disruption to the financial market and other economic activity caused by the continuing COVID-19 pandemic, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Senior Vice President (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Nine months ended
(in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
EARNINGS SUMMARY
Net interest income	$124,290	$109,613	$101,165	$102,060	$97,273	$335,068	$258,134
Provision (benefit) for credit losses	676	658	(4,068)	(3,660)	19,668	(2,734)	17,045
Noninterest income	9,454	14,194	18,641	22,630	17,619	42,289	45,113
Noninterest expense	68,843	65,424	62,800	63,694	76,885	197,067	182,225
Income before income tax expense	64,225	57,725	61,074	64,656	18,339	183,024	103,977
Income tax expense	14,025	12,576	13,381	13,845	4,426	39,982	21,733
Net income	50,200	45,149	47,693	50,811	13,913	143,042	82,244
Preferred stock dividends	937	938	1,229	—	—	3,104	—
Net income available to common shareholders	$49,263	$44,211	$46,464	$50,811	$13,913	$139,938	$82,244

Diluted earnings per common share	$1.32	$1.19	$1.23	$1.33	$0.38	$3.73	$2.48
Return on average assets	1.51%	1.34%	1.42%	1.52%	0.45%	1.42%	1.01%
Return on average common equity	13.74%	12.65%	12.87%	13.81%	3.96%	13.09%	9.14%
Return on average tangible common equity[1]	18.82%	17.44%	17.49%	18.81%	5.37%	17.92%	12.31%
Net interest margin (tax equivalent)	4.10%	3.55%	3.28%	3.32%	3.40%	3.64%	3.45%
Efficiency ratio	51.47%	52.84%	52.42%	51.08%	66.92%	52.22%	60.09%
Core efficiency ratio[1]	51.47%	52.81%	52.43%	49.22%	51.30%	52.21%	52.59%

Loans	$9,354,987	$9,269,176	$9,056,073	$9,017,642	$9,116,583
Average loans	$9,230,738	$9,109,131	$9,005,875	$9,030,982	$8,666,353	$9,116,072	$7,727,265
Assets	$12,994,787	$13,084,506	$13,706,769	$13,537,358	$12,888,016
Average assets	$13,158,121	$13,528,474	$13,614,003	$13,267,193	$12,334,558	$13,431,863	$10,860,756
Deposits	$11,057,594	$11,092,618	$11,704,135	$11,343,799	$10,827,775
Average deposits	$11,154,895	$11,530,432	$11,494,212	$11,167,003	$10,297,153	$11,391,937	$9,035,902
Period end common shares outstanding	37,223	37,206	37,516	37,820	38,372
Dividends per common share	$0.23	$0.22	$0.21	$0.20	$0.19	$0.66	$0.55
Tangible book value per common share	$26.62	$26.63	$27.06	$28.28	$27.38
Tangible common equity to tangible assets[1]	7.86%	7.80%	7.62%	8.13%	8.40%
Total risk-based capital to risk-weighted assets	14.2%	14.2%	14.4%	14.7%	14.5%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Nine months ended
($ in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$135,695	$116,069	$106,581	$107,641	$103,228	$358,345	$275,589
Interest expense	11,405	6,456	5,416	5,581	5,955	23,277	17,455
Net interest income	124,290	109,613	101,165	102,060	97,273	335,068	258,134
Provision (benefit) for credit losses	676	658	(4,068)	(3,660)	19,668	(2,734)	17,045
Net interest income after provision (benefit) for credit losses	123,614	108,955	105,233	105,720	77,605	337,802	241,089

NONINTEREST INCOME
Deposit service charges	4,951	4,749	4,163	3,962	4,520	13,863	11,466
Wealth management revenue	2,432	2,533	2,622	2,687	2,573	7,587	7,572
Card services revenue	2,652	3,514	3,040	3,223	3,186	9,206	8,657
Tax credit income (loss)	(3,625)	1,186	2,608	4,374	3,325	169	3,654
Other income	3,044	2,212	6,208	8,384	4,015	11,464	13,764
Total noninterest income	9,454	14,194	18,641	22,630	17,619	42,289	45,113

NONINTEREST EXPENSE
Employee compensation and benefits	36,999	36,028	35,827	33,488	33,722	108,854	91,416
Occupancy	4,497	4,309	4,586	4,510	4,496	13,392	11,776
Branch closure expenses	—	—	—	—	3,441	—	3,441
Merger-related expenses	—	—	—	2,320	14,671	—	19,762
Other expense	27,347	25,087	22,387	23,376	20,555	74,821	55,830
Total noninterest expense	68,843	65,424	62,800	63,694	76,885	197,067	182,225

Income before income tax expense	64,225	57,725	61,074	64,656	18,339	183,024	103,977
Income tax expense	14,025	12,576	13,381	13,845	4,426	39,982	21,733
Net income	$50,200	$45,149	$47,693	$50,811	$13,913	$143,042	$82,244
Preferred stock dividends	937	938	1,229	—	—	3,104	—
Net income available to common shareholders	$49,263	$44,211	$46,464	$50,811	$13,913	$139,938	$82,244

Basic earnings per common share	$1.32	$1.19	$1.23	$1.33	$0.38	$3.74	$2.48
Diluted earnings per common share	$1.32	$1.19	$1.23	$1.33	$0.38	$3.73	$2.48

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
BALANCE SHEETS

ASSETS
Cash and due from banks	$264,078	$271,763	$252,706	$209,177	$179,826
Interest-earning deposits	489,825	680,343	1,735,708	1,819,508	1,216,470
Debt and equity investments	2,171,942	2,172,318	1,993,927	1,855,583	1,717,442
Loans held for sale	785	4,615	4,270	6,389	5,068

Loans	9,354,987	9,269,176	9,056,073	9,017,642	9,116,583
Allowance for credit losses	(140,572)	(140,546)	(139,212)	(145,041)	(152,096)
Total loans, net	9,214,415	9,128,630	8,916,861	8,872,601	8,964,487

Fixed assets, net	43,882	46,028	46,900	47,915	48,697
Goodwill	365,164	365,164	365,164	365,164	365,415
Intangible assets, net	18,217	19,528	20,855	22,286	23,777
Other assets	426,479	396,117	370,378	338,735	366,834
Total assets	$12,994,787	$13,084,506	$13,706,769	$13,537,358	$12,888,016

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,642,539	$4,746,478	$4,881,043	$4,578,436	$4,375,713
Interest-bearing deposits	6,415,055	6,346,140	6,823,092	6,765,363	6,452,062
Total deposits	11,057,594	11,092,618	11,704,135	11,343,799	10,827,775
Subordinated debentures	155,298	155,164	155,031	154,899	204,103
FHLB advances	—	50,000	50,000	50,000	50,000
Other borrowings	197,422	226,695	228,846	353,863	243,770
Other liabilities	138,255	112,617	95,580	105,681	122,733
Total liabilities	11,548,569	11,637,094	12,233,592	12,008,242	11,448,381
Shareholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	—
Common stock	372	372	395	398	404
Treasury stock	—	—	(73,528)	(73,528)	(73,528)
Additional paid-in capital	979,543	976,684	1,010,446	1,018,799	1,031,146
Retained earnings	547,506	506,849	523,136	492,682	461,711
Accumulated other comprehensive income (loss)	(153,191)	(108,481)	(59,260)	18,777	19,902
Total shareholders’ equity	1,446,218	1,447,412	1,473,177	1,529,116	1,439,635
Total liabilities and shareholders’ equity	$12,994,787	$13,084,506	$13,706,769	$13,537,358	$12,888,016

	Nine months ended
	September 30, 2022			September 30, 2021
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$9,116,072	$317,271	4.65%	$7,727,264	$250,699	4.34%
Securities[2]	2,065,800	38,631	2.50	1,505,592	27,627	2.45
Interest-earning deposits	1,312,442	7,502	0.76	914,954	906	0.13
Total interest-earning assets	12,494,314	363,404	3.89	10,147,810	279,232	3.68

Noninterest-earning assets	937,549			712,946

Total assets	$13,431,863			$10,860,756

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,344,007	$2,902	0.17%	$2,035,029	$1,123	0.07%
Money market accounts	2,810,278	9,797	0.47	2,458,146	3,257	0.18
Savings	833,721	205	0.03	707,269	161	0.03
Certificates of deposit	584,213	2,492	0.57	555,045	3,329	0.80
Total interest-bearing deposits	6,572,219	15,396	0.31	5,755,489	7,870	0.18
Subordinated debentures	155,093	6,790	5.85	203,853	8,521	5.59
FHLB advances	41,758	495	1.58	63,297	603	1.27
Securities sold under agreements to repurchase	220,703	224	0.14	218,942	176	0.11
Other borrowings	21,402	372	2.32	27,154	285	1.40
Total interest-bearing liabilities	7,011,175	23,277	0.44	6,268,735	17,455	0.37

Noninterest-bearing liabilities:
Demand deposits	4,819,718			3,280,414
Other liabilities	99,458			108,001
Total liabilities	11,930,351			9,657,150
Shareholders' equity	1,501,512			1,203,606
Total liabilities and shareholders' equity	$13,431,863			$10,860,756

Total net interest income		$340,127			$261,777
Net interest margin			3.64%			3.45%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $13.0 million and $22.1 million for the nine months ended September 30, 2022 and September 30, 2021, respectively.
[2] Non-taxable income is presented on a fully tax-equivalent basis using a 25.2% tax rate. The tax-equivalent adjustments were $5.1 million and $3.6 million for the nine months ended September 30, 2022 and 2021, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
LOAN PORTFOLIO
Commercial and industrial	$3,709,893	$3,596,701	$3,398,723	$3,392,375	$3,379,171
Commercial real estate	4,438,647	4,294,375	4,278,138	4,176,928	4,179,712
Construction real estate	583,649	724,163	702,630	734,073	747,758
Residential real estate	397,450	413,727	432,639	454,052	542,690
Other	225,348	240,210	243,943	260,214	267,252
Total loans	$9,354,987	$9,269,176	$9,056,073	$9,017,642	$9,116,583

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$4,642,539	$4,746,478	$4,881,043	$4,578,436	$4,375,713
Interest-bearing demand accounts	2,270,898	2,197,957	2,547,482	2,465,884	2,253,639
Money market and savings accounts	3,617,249	3,562,982	3,678,135	3,691,186	3,571,252
Brokered certificates of deposit	129,039	129,064	129,017	128,970	128,923
Other certificates of deposit	397,869	456,137	468,458	479,323	498,248
Total deposits	$11,057,594	$11,092,618	$11,704,135	$11,343,799	$10,827,775

AVERAGE BALANCES
Loans	$9,230,738	$9,109,131	$9,005,875	$9,030,982	$8,666,353
Securities	2,202,255	2,068,119	1,923,969	1,753,159	1,594,938
Interest-earning assets	12,198,251	12,579,211	12,711,116	12,373,149	11,513,279
Assets	13,158,121	13,528,474	13,614,003	13,267,193	12,334,558
Deposits	11,154,895	11,530,432	11,494,212	11,167,003	10,297,153
Shareholders’ equity	1,494,504	1,474,267	1,536,221	1,495,396	1,394,096
Tangible common equity[1]	1,038,495	1,016,940	1,077,529	1,071,902	1,028,001

YIELDS (tax equivalent)
Loans	5.10%	4.51%	4.34%	4.32%	4.32%
Securities	2.65	2.51	2.31	2.30	2.38
Interest-earning assets	4.47	3.76	3.45	3.50	3.60
Interest-bearing deposits	0.54	0.24	0.17	0.17	0.17
Deposits	0.31	0.13	0.10	0.10	0.11
Subordinated debentures	5.91	5.84	5.81	5.64	5.55
FHLB advances and other borrowed funds	0.66	0.51	0.41	0.43	0.43
Interest-bearing liabilities	0.67	0.37	0.30	0.31	0.35
Net interest margin	4.10	3.55	3.28	3.32	3.40
1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

PPP details:

	Quarter ended
($ in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
PPP loans outstanding, net of deferred fees	$13,165	$49,175	$134,084	$271,958	$438,959
Average PPP loans outstanding, net	26,113	89,152	194,382	365,295	489,104
PPP interest and fee income recognized	471	1,557	2,858	4,864	6,048
PPP deferred fees remaining	119	524	1,851	4,215	7,428
PPP average yield	7.16%	7.01%	5.96%	5.28%	4.91%

	Quarter ended
	Sep 30, 2022		Jun 30, 2022		Mar 31, 2022		Dec 31, 2021		Sep 30, 2021
Financial Metrics:	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*
EPS	$1.32	$1.31	$1.19	$1.15	$1.23	$1.17	$1.33	$1.23	$0.38	$0.25
ROAA	1.51%	1.51%	1.34%	1.31%	1.42%	1.38%	1.52%	1.45%	0.45%	0.31%
PPNR ROAA*	1.96%	1.95%	1.73%	1.70%	1.70%	1.64%	1.89%	1.80%	1.81%	1.68%
Tangible common equity/tangible assets*	7.86%	7.86%	7.80%	7.83%	7.62%	7.70%	8.13%	8.31%	8.40%	8.71%
Leverage ratio	10.4%	10.4%	9.8%	9.8%	9.6%	9.7%	9.7%	10.0%	9.7%	10.2%
NIM	4.10%	4.10%	3.55%	3.52%	3.28%	3.23%	3.32%	3.26%	3.40%	3.33%
Allowance for credit losses/loans	1.50%	1.67%	1.52%	1.69%	1.54%	1.73%	1.61%	1.84%	1.67%	1.94%

* Non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables. Calculations not adjusted for increase in average deposits or increase in deposit expense, as applicable. The ratio of allowance for credit losses to loans excludes all guaranteed loans, including PPP loans.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
ASSET QUALITY
Net charge-offs (recoveries)	$478	$(175)	$1,521	$3,263	$1,850
Nonperforming loans	18,184	19,560	21,160	28,024	41,554
Classified assets	98,078	96,801	93,199	100,797	104,220
Nonperforming loans to total loans	0.19%	0.21%	0.23%	0.31%	0.46%
Nonperforming assets to total assets	0.14%	0.16%	0.17%	0.23%	0.35%
Allowance for credit losses to total loans	1.50%	1.52%	1.54%	1.61%	1.67%
Allowance for credit losses to nonperforming loans	773.1%	718.5%	657.9%	517.6%	366.0%
Net charge-offs (recoveries) to average loans -annualized	0.02%	(0.01)%	0.07%	0.14%	0.08%

WEALTH MANAGEMENT
Trust assets under management	$1,691,230	$1,757,228	$1,943,428	$2,083,543	$2,017,178
Trust assets under administration	2,138,636	2,184,019	2,400,679	2,556,266	2,486,152

MARKET DATA
Book value per common share	$36.92	$36.97	$37.35	$38.53	$37.52
Tangible book value per common share[1]	$26.62	$26.63	$27.06	$28.28	$27.38
Market value per share	$44.04	$41.50	$47.31	$47.09	$45.28
Period end common shares outstanding	37,223	37,206	37,516	37,820	38,372
Average basic common shares	37,241	37,243	37,788	38,228	36,878
Average diluted common shares	37,348	37,282	37,858	38,311	36,946

CAPITAL
Total risk-based capital to risk-weighted assets	14.2%	14.2%	14.4%	14.7%	14.5%
Tier 1 capital to risk-weighted assets	12.6%	12.5%	12.7%	13.0%	12.2%
Common equity tier 1 capital to risk-weighted assets	11.0%	10.9%	11.0%	11.3%	11.2%
Tangible common equity to tangible assets[1]	7.9%	7.8%	7.6%	8.1%	8.4%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Nine months ended
($ in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
CORE PERFORMANCE MEASURES
Net interest income	$124,290	$109,613	$101,165	$102,060	$97,273	$335,068	$258,134

Noninterest income	9,454	14,194	18,641	22,630	17,619	42,289	45,113
Less gain (loss) on sale of other real estate owned	(22)	(90)	19	—	335	(93)	884
Total core revenue	133,766	123,897	119,787	124,690	114,557	377,450	302,363

Noninterest expense	68,843	65,424	62,800	63,694	76,885	197,067	182,225
Less branch closure expenses	—	—	—	—	3,441	—	3,441
Less merger-related expenses	—	—	—	2,320	14,671	—	19,762
Core noninterest expense	68,843	65,424	62,800	61,374	58,773	197,067	159,022

Core efficiency ratio	51.47%	52.81%	52.43%	49.22%	51.30%	52.21%	52.59%

	Quarter ended
($ in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
SHAREHOLDERS’ EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS
Shareholders’ equity	$1,446,218	$1,447,412	$1,473,177	$1,529,116	$1,439,635
Less preferred stock	71,988	71,988	71,988	71,988	—
Less goodwill	365,164	365,164	365,164	365,164	365,415
Less intangible assets	18,217	19,528	20,855	22,286	23,777
Tangible common equity	$990,849	$990,732	$1,015,170	$1,069,678	$1,050,443

Total assets	$12,994,787	$13,084,506	$13,706,769	$13,537,358	$12,888,016
Less goodwill	365,164	365,164	365,164	365,164	365,415
Less intangible assets	18,217	19,528	20,855	22,286	23,777
Tangible assets	$12,611,406	$12,699,814	$13,320,750	$13,149,908	$12,498,824

Tangible common equity to tangible assets	7.86%	7.80%	7.62%	8.13%	8.40%

	Quarter Ended
($ in thousands)	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021
AVERAGE SHAREHOLDERS’ EQUITY AND AVERAGE TANGIBLE COMMON EQUITY
Average shareholder’s equity	$1,494,504	$1,474,267	$1,394,096
Less average preferred stock	71,988	71,988	—
Less average goodwill	365,164	365,164	342,622
Less average intangible assets	18,857	20,175	23,473
Average tangible common equity	$1,038,495	$1,016,940	$1,028,001

Net income available to common shareholders	$49,263	$44,211	$13,913
Return on average tangible common equity	18.82%	17.44%	5.37%

	Quarter ended					Nine months ended
($ in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
CALCULATION OF PRE-PROVISION NET REVENUE
Net interest income	$124,290	$109,613	$101,165	$102,060	$97,273	$335,068	$258,134
Noninterest income	9,454	14,194	18,641	22,630	17,619	42,289	45,113
Less noninterest expense	68,843	65,424	62,800	63,694	76,885	197,067	182,225
Branch closure expenses	—	—	—	—	3,441	—	3,441
Merger-related expenses	—	—	—	2,320	14,671	—	19,762
PPNR	$64,901	$58,383	$57,006	$63,316	$56,119	$180,290	$144,225

Average assets	$13,158,121	$13,528,474	$13,614,003	$13,267,193	$12,334,558	$13,431,863	$10,860,756
ROAA - GAAP net income	1.51%	1.34%	1.42%	1.52%	0.45%	1.42%	1.01%
PPNR ROAA - PPNR	1.96%	1.73%	1.70%	1.89%	1.81%	1.79%	1.78%

	Quarter Ended
($ in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
IMPACT OF PAYCHECK PROTECTION PROGRAM
Net income - GAAP	$50,200	$45,149	$47,693	$50,811	$13,913
PPP interest and fee income	(471)	(1,557)	(2,858)	(4,864)	(6,048)
Related tax effect	119	392	720	1,226	1,506
Adjusted net income - Non-GAAP	$49,848	$43,984	$45,555	$47,173	$9,371
Preferred stock dividends	937	938	1,229	—	—
Adjusted net income available to common shareholders- Non-GAAP	$48,911	$43,046	$44,326	$47,173	$9,371

Average diluted common shares	37,348	37,282	37,858	38,311	36,946
EPS - GAAP net income available to common shareholders	$1.32	$1.19	$1.23	$1.33	$0.38
EPS - Adjusted net income available to common shareholders	$1.31	$1.15	$1.17	$1.23	$0.25

Average Assets - GAAP	$13,158,121	$13,528,474	$13,614,003	$13,267,193	$12,334,558
Average PPP loans, net	(26,113)	(89,152)	(194,382)	(365,295)	(489,104)
Adjusted average assets - Non-GAAP	$13,132,008	$13,439,322	$13,419,621	$12,901,898	$11,845,454

ROAA - GAAP net income	1.51%	1.34%	1.42%	1.52%	0.45%
ROAA - Adjusted net income, adjusted average assets	1.51%	1.31%	1.38%	1.45%	0.31%

PPNR - Non-GAAP (see reconciliation above)	$64,901	$58,383	$57,006	$63,316	$56,119
PPP interest and fee income	(471)	(1,557)	(2,858)	(4,864)	(6,048)
Adjusted PPNR - Non-GAAP	$64,430	$56,826	$54,148	$58,452	$50,071

PPNR ROAA - PPNR	1.96%	1.73%	1.70%	1.89%	1.81%
PPNR ROAA - adjusted PPNR, adjusted average assets	1.95%	1.70%	1.64%	1.80%	1.68%

Tangible assets - Non-GAAP (see reconciliation above)	$12,611,406	$12,699,814	$13,320,750	$13,149,908	$12,498,824
PPP loans outstanding, net	(13,165)	(49,175)	(134,084)	(271,958)	(438,959)
Adjusted tangible assets - Non-GAAP	$12,598,241	$12,650,639	$13,186,666	$12,877,950	$12,059,865

Tangible common equity Non-GAAP (see reconciliation above)	$990,849	$990,732	$1,015,170	$1,069,678	$1,050,443
Tangible common equity to tangible assets	7.86%	7.80%	7.62%	8.13%	8.40%
Tangible common equity to tangible assets - adjusted tangible assets	7.86%	7.83%	7.70%	8.31%	8.71%

Average assets for leverage ratio	$12,918,632	$13,265,790	$13,273,520	$12,915,944	$11,972,171
Average PPP loans, net	(26,113)	(89,152)	(194,382)	(365,295)	(489,104)
Adjusted average assets for leverage ratio - Non-GAAP	$12,892,519	$13,176,638	$13,079,138	$12,550,649	$11,483,067

Tier 1 capital	$1,340,252	$1,295,791	$1,271,342	$1,257,462	$1,166,529
Leverage ratio	10.4%	9.8%	9.6%	9.7%	9.7%
Leverage ratio - adjusted average assets for leverage ratio	10.4%	9.8%	9.7%	10.0%	10.2%

Net interest income - tax equivalent	$126,144	$111,312	$102,671	$103,567	$98,573
PPP interest and fee income	(471)	(1,557)	(2,858)	(4,864)	(6,048)
Adjusted net interest income - tax equivalent	$125,673	$109,755	$99,813	$98,703	$92,525

Average earning assets - GAAP	$12,198,251	$12,579,211	$12,711,116	$12,373,149	$11,513,279
Average PPP loans, net	(26,113)	(89,152)	(194,382)	(365,295)	(489,104)
Adjusted average earning assets - Non-GAAP	$12,172,138	$12,490,059	$12,516,734	$12,007,854	$11,024,175

Net interest margin - tax equivalent	4.10%	3.55%	3.28%	3.32%	3.40%
Net interest margin - tax equivalent - adjusted net interest income, adjusted average earning assets	4.10%	3.52%	3.23%	3.26%	3.33%

Loans - GAAP	$9,354,987	$9,269,176	$9,056,073	$9,017,642	$9,116,583
PPP and other guaranteed loans, net	(924,605)	(967,396)	(1,023,509)	(1,151,895)	(1,277,452)
Adjusted loans - Non-GAAP	$8,430,382	$8,301,780	$8,032,564	$7,865,747	$7,839,131

Allowance for credit losses	$140,572	$140,546	$139,212	$145,041	$152,096
Allowance for credit losses/loans - GAAP	1.50%	1.52%	1.54%	1.61%	1.67%
Allowance for credit losses/loans - adjusted loans	1.67%	1.69%	1.73%	1.84%	1.94%